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                                                                    EXHIBIT 11.1

                           AMERICA SERVICE GROUP INC.

                                                             QUARTER ENDED                SIX MONTHS ENDED
                                                                JUNE 30,                       JUNE 30,
                                                       --------------------------    --------------------------
                                                           2000           1999           2000           1999
                                                       -----------    -----------    -----------    -----------
Net income                                             $ 1,815,000    $ 1,204,000    $ 3,510,000    $ 1,684,000

Preferred stock dividends                                 (161,000)       (64,000)      (324,000)    (2,053,000)
                                                      ---------------------------------------------------------
Numerator for basic earnings per share - income
   (loss) available for (attributable to)
   common stock holders                                $ 1,654,000    $ 1,140,000    $ 3,186,000    $  (369,000)
                                                      ==========================================================
Denominator for basic earnings per share - weighted
   average shares                                        3,737,000      3,576,000      3,732,000      3,576,000

Effect of dilutive securities                            1,773,000        708,000      1,696,000             --
                                                      ---------------------------------------------------------
Weighted average common shares outstanding - diluted     5,510,000      4,284,000      5,428,000      3,576,000
                                                      ==========================================================
Basic earnings (loss) per share                        $      0.44    $       .32    $      0.85    $     (0.10)
                                                      ==========================================================
Diluted earnings (loss) per share                      $      0.33    $       .28    $      0.65    $     (0.10)
                                                      ==========================================================
